UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

MICROVISION, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRESS RELEASE

ISS and Glass Lewis Recommend Approval of MicroVision Proxy Proposals

REDMOND, Wash - September 17, 2020. MicroVision, Inc. (Nasdaq:MVIS) announced that Institutional Shareholder Services Inc., (“ISS”), and Glass Lewis recommend that MicroVision shareholders vote to approve the Company proposals described in the Company’s Proxy Statement filed August 25, 2020. ISS and Glass Lewis are leading independent proxy advisory firms relied upon by hundreds of major institutional investment firms and mutual funds.

“We are pleased that both ISS and Glass Lewis agree with the Board that a vote to increase the authorized number of shares of the Company’s common stock is in the best interest of the Company as the Company continues to explore strategic alternatives, including the sale of the Company,” said Sumit Sharma, Chief Executive Officer. “Every vote is important and I encourage our shareholders to support the Company by voting to approve the proposals in our Proxy Statement before the Special Meeting of Shareholders on October 8, 2020.”

Detailed information about the proposals can be found in the Company’s Proxy Statement. If shareholders have any questions or need assistance voting shares, they can contact the firm assisting the Company in solicitation of proxies: Saratoga Proxy Consulting LLC, at (212) 257-1311 or (888) 368-0379 or info@saratogaproxy.com

About MicroVision

MicroVision is the creator of PicoP® scanning technology, an ultra-miniature sensing and projection solution based on the laser beam scanning methodology pioneered by the company. MicroVision’s platform approach for this sensing and display solution means that its technology can be adapted to a wide array of applications and form factors. We combine our hardware, software, and algorithms to unlock value for our customers by providing them a differentiated advanced solution for a rapidly evolving, always-on world.

Extensive research has led MicroVision to become an independently recognized leader in the development of intellectual property. MicroVision’s IP portfolio has been recognized by the Patent Board as a top 50 IP portfolio among global industrial companies and has been included in the Ocean Tomo 300 Patent Index. The company is based in Redmond, Washington.

For more information, visit the company’s website at www.microvision.com, on Facebook at www.facebook.com/microvisioninc or follow MicroVision on Twitter at @MicroVision.

MicroVision® and PicoP® are registered trademarks of MicroVision, Inc. in the United States and other countries. All other trademarks are the properties of their respective owners.

Forward-Looking Statements

Certain statements contained in this release, including those relating to benefit of voting to approve proposals in the Proxy Statement, product applications and solutions, are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those projected in our forward-looking statements include the risk that the company may not succeed in finding strategic solutions, including a potential sale of the company, with acceptable timing, benefits or costs; our ability to operate with limited cash or to raise additional capital when needed; market acceptance of our technologies and products or for products incorporating our technologies; the failure of our commercial partners to perform as expected under our agreements, including from the impact of COVID-19; our ability to identify parties interested in paying any amounts or amounts we deem desirable for the purchase or license of intellectual property assets; our or our customers’ failure to perform under open purchase orders, our financial and technical resources relative to those of our competitors; our ability to keep up with rapid technological change; government regulation of our technologies; our ability to enforce our intellectual property rights and protect our proprietary technologies; the ability to obtain additional contract awards and develop partnership opportunities; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market our products; potential product liability claims; our ability to maintain our listing on the Nasdaq Stock Market, and other risk factors identified from time to time in the company’s SEC reports, including the company’s Annual Report on Form 10-K filed with the SEC. These factors are not intended to represent a complete list of the general or specific factors that may affect us. It should be recognized that other factors, including general economic factors and business strategies, may be significant, now or in the future, and the factors set forth in this release may affect us to a greater extent than indicated. Except as expressly required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.

Investor Relations Contacts:

David H. Allen

Darrow Associates, Inc.

408.427.4463

dallen@darrowir.com